Exhibit 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

among

EveryWare Global, Inc. and

the Investors identified on the signature pages hereto

Dated as of July 30, 2014

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		Page
9.15.	Remedies	27
9.16.	Payment Set Aside	27
9.17.	Adjustments in Share Numbers and Prices	27
9.18.	Acknowledgement	27

Exhibits

Exhibit A	Certificate of Designation

Exhibit B	Form of Warrant

Exhibit C	Company Certificate

Exhibit D	Company Secretary’s Certificate

Exhibit E	Investor Certificate

Schedules

Schedule 4.5	Capitalization

Schedule 4.11	Consents

Schedule 5.3	Broker-Dealer Affiliations

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SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT dated as of July 30, 2014 (this “Agreement”), is among EveryWare Global, Inc., a Delaware corporation (the “Company”) and each investor identified on the signature pages hereto (individually, an “Investor” and collectively, the “Investors”). Unless otherwise defined, capitalized terms used in this Agreement are defined in Section 1(a).

WHEREAS, the Company and the Investors are each executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D as promulgated by the SEC under the Securities Act (“Regulation D”);

WHEREAS, the Company has authorized the creation of Series A Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), having the rights, restrictions, privileges and preferences set forth in the form of the Certificate of Designation of Series A Preferred Stock, attached as Exhibit A hereto (the “COD”);

WHEREAS, the Company has authorized the creation of warrants, in substantially the form attached hereto as Exhibit B (the “Warrants”), to purchase a number of shares (as exercised, the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which, at the time of the Closing, shall represent 15% of the total number of shares of Common Stock outstanding on the Closing Date (assuming the exercise of the Solomon Options, all the Warrants and all the warrants (the “Lender Warrants”) issued to the Company’s term lenders in connection with the Loan Amendments pursuant to the Warrant Agreement dated as of July 30, 2014, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Lender Warrant Agreement”);

WHEREAS, the Company desires to issue and sell to each Investor, and such Investor desires to purchase from the Company, upon the terms and subject to the conditions stated in this Agreement, that number of shares of Preferred Stock set forth on such Investor’s signature page to this Agreement (the “Preferred Shares”) and Warrants exercisable for that number of Warrant Shares set forth on such Investor’s signature page to this Agreement (such Warrants, the Preferred Shares and the Warrant Shares, collectively being called herein the “Securities”);

WHEREAS, prior to or contemporaneously with the execution and delivery of this Agreement, Waiver and Amendment No. 1 dated as of July 30, 2014, to the Term Loan Agreement dated as of May 21, 2013, among Anchor Hocking, LLC, Oneida Ltd., Universal Tabletop, Inc., Deutsche Bank Securities Inc., Jefferies Finance LLC Deutsche Bank AG, New York Branch and various lenders from time to time party thereto (the “Term Loan Amendment”), has been entered into;

WHEREAS, prior to or contemporaneously with the execution and delivery of this Agreement, Amendment No. 6 dated as of July 30, 2014, to the Second Amended and Restated Loan and Security Agreement dated as of May 21, 2013, among Oneida Ltd., Anchor Hocking, LLC, Universal Tabletop, Inc., Wells Fargo Bank, National Association and the other parties thereto (the “ABL Amendment” and, together with the Term Loan Amendment, the “Loan Amendments”), has been entered into; and

WHEREAS, prior to or contemporaneously with the execution and delivery of this Agreement, the Company, the Investors and the other parties thereto have executed and delivered an amendment to that certain Amended and Restated Registration Rights Agreement dated as of May 21, 2013, among the Company and the investors party thereto (as amended, the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Warrant Shares under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Company and each of the Investors respectively agree as follows:

1. Definitions; Rules of Construction.

(a) As used herein the following terms have the following respective meanings:

“ABL Amendment” has the meaning set forth in the recitals.

“Affiliate,” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. The term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble, as amended or supplemented from time to time, together with any exhibits, schedules, appendices or other attachments thereto.

“Associated Persons” means, with respect to any Person, (i) any Affiliate of such Person, (ii) each of the current and former officers, directors, managers, principals, stockholders, members, trustees, partners, other equity owners, employees, financial advisors, attorneys, consultants, representatives, agents, advisory board members, management companies, fund advisors and co-investment funds of such Person or any Affiliate of such Person, in each case, solely in its, his or her capacity as such, and (iii) with respect to each of the foregoing, each of their respective predecessors, successors, assigns, heirs, executors and estates.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday or other day in which banks are not required or authorized to be closed in New York City, New York.

“By-laws” means the by-laws of the Company, as amended to date and presently in effect.

“Charter” means the Third Amended and Restated Certificate of Incorporation of the Company, as amended to date and presently in effect.

“Charter Documents” has the meaning set forth in Section 4.1.

“Claims” means all proceedings, causes of action, investigations, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, specialties, controversies, agreements, promises, variances, trespasses, damages, judgments, obligations, suits, costs, rights, remedies, compensation, expenses, extents, executions, claims, liabilities (including claims for violations of federal or state securities laws and claims for recharacterization or subordination, gross negligence, fraudulent conveyance, torts, demands and other relief), and liabilities of every kind and nature whatsoever, whether known or unknown, past, present or future, foreseen or unforeseen, liquidated or unliquidated, fixed or contingent, matured or unmatured, accrued or unaccrued, whether direct, indirect or derivative, existing or hereafter arising, in law, equity or otherwise.

“Closing” has the meaning set forth in Section 2.3.

“Closing Date” means the date and time of the Closing of the purchase and sale of the Preferred Shares and the Warrants, which shall occur on the date hereof.

“COD” has the meaning set forth in the recitals.

“Code” means the Internal Revenue Code of 1986, as amended (or any successor statute).

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Company Certificate” has the meaning set forth in Section 2.4(c).

“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

“Company Parties” means the Company, Anchor Hocking, LLC, Oneida Ltd., Universal Tabletop, Inc., and any other Subsidiaries of the Company that are party to any of the Transaction Documents.

“Company Released Claims” means, with respect to any Company Released Party, any and all Claims against such Company Released Party that directly or indirectly relate to (i) any Investor Released Party, (ii) such Company Released Party’s relationship, responsibilities, actions or omissions with any Investor Released Party (whether as a stockholder, member, partner, other equity owner, manager, lender, agent for a lender, director, officer, employee or otherwise), or (iii) such Company Released Party’s operation of the business of (or payments, distributions or dividends previously made to or received from) the Investor Released Parties, in each case that arise out of, relate to or are otherwise based on, any acts, omissions, facts, matters, transactions or occurrences as of or prior to the Closing Date, regardless of whether such Company Released Claims are discovered after the Closing Date; provided, however, that Investor Released Claims will not include any rights of any Investor or any Investor Released Party under any of the Transaction Documents.

“Company Released Parties” means the Company and its Affiliates, and each of their respective predecessors, successors, assigns and Associated Persons; provided, however, that the definition of “Affiliate,” for the purposes of this definition (including in the definition of Associated Persons for purposes of this definition) shall not include any Investor or any of its Affiliates other than the Company, any of its Subsidiaries and its and any of their controlled Affiliates.

“Company Secretary’s Certificate” has the meaning set forth in Section 2.4(d).

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Convertible Securities” means (i) any rights, options or warrants to acquire Common Stock or any other capital stock of the Company or any Subsidiary of the Company (including the Warrants and the Lender Warrants), and (ii) any notes, debentures, shares of preferred stock or other securities or rights that are convertible or exercisable into, or exchangeable for, Common Stock or any capital stock of the Company or any Subsidiary of the Company.

“Disqualification Event” means a “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fees Due Upon Issuance” means $855,546.06.

“FINRA” has the meaning set forth in Section 5.3.

“GAAP” has the meaning set forth in Section 4.6(b).

“Illegal Transfer Notice” has the meaning set forth in Section 6.2.

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of any indebtedness or obligations of any third party of the kinds referred to in clauses (A) through (G) above.

“Insolvent” has the meaning set forth in Section 4.7.

“Investor” has the meaning set forth in the preamble.

“Investor Certificate” has the meaning set forth in Section 2.3(b).

“Investor Released Claims” means, with respect to any Investor Released Party, any and all Claims against such Investor Released Party that directly or indirectly relate to (i) any Company Party, (ii) such Investor Released Party’s relationship, responsibilities, actions or omissions (whether as a stockholder, member, partner, other equity owner, manager, lender, agent for a lender, director, officer, employee or otherwise) with any Company Party, or (iii) such Investor Released Party’s ownership and operation of the business of (or payments, distributions or dividends previously made to or received from) the Company Parties, in each case that arise out of, relate to or are otherwise based on, any acts, omissions, facts, matters, transactions or occurrences as of or prior to the Closing Date, regardless of whether such Investor Released Claims are discovered after the Closing Date; provided, however, that Investor Released Claims will not include any rights of any Company Party or any Company Released Party under any of the Transaction Documents.

“Investor Released Parties” means the Investors and their Affiliates (including their affiliated funds), and each of their respective predecessors, successors, assigns and Associated Persons; provided, however, that the definition of “Affiliate,” for the purposes of this definition (including in the definition of Associated Persons for purposes of this definition), none of the Company and its Subsidiaries shall be deemed to be an Affiliate of any Investor.

“Lender Warrants” has the meaning set forth in the recitals.

“Lender Warrant Agreement” has the meaning set forth in the recitals.

“Lien” means any mortgage, lien (statutory or otherwise), charge, pledge, hypothecation, conditional sales agreement, adverse claim, title retention agreement or other security interest,

encumbrance or other title defect in or on any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale, trust receipt or other title retention agreement with respect to any Property or asset of such Person.

“Liquidation Value” has the meaning set forth in the COD.

“Loan Amendments” has the meaning set forth in the recitals.

“Losses” means any and all losses, Claims, damages, liabilities, settlement costs and expenses, including reasonable attorneys’ fees.

“Material Adverse Effect” means (i) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries taken as a whole on a consolidated basis, or (ii) any impairment of the Company’s ability to perform its obligations under any of the Transaction Documents; provided, however, that, none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (A) a change in the market price or trading volume of the Common Stock; (B) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a disproportionate effect on the Company and its Subsidiaries taken as a whole; (C) changes in, or effects arising from or relating to, national or international political or social conditions generally or the occurrence or the escalation of any military, cyber or terrorist attack upon the United States, (D) changes in, or effects arising from or relating to, the financial, banking or securities markets generally (including (1) any disruption of any of the foregoing markets, (2) any change in currency exchange rates, and (3) any decline or rise in the price of any security, commodity, contract or index), and (E) changes in, or effects arising from or relating to, any changes (after the date hereof in) in laws, rules, regulations orders.

“NASDAQ” means the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market, as applicable.

“Notice” has the meaning set forth in Section 9.5.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

“Preferred Shares” has the meaning set forth in the recitals.

“Preferred Stock” has the meaning set forth in the recitals.

“Proceeding” means an action, claim, suit, investigation or proceeding (including a partial proceeding, such as a deposition or other discovery activity), in any judicial, administrative, arbitral or regulatory forum, whether commenced or threatened in writing.

“Prohibited Transaction” has the meaning set forth in Section 5.9.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” has the meaning set forth in Section 1.2(a).

“Registration Rights Agreement” has the meaning set forth in the recitals.

“Regulation D” has the meaning set forth in the recitals.

“Restricted Security” has the meaning set forth in Section 6.3.

“Rule 144,” “Rule 144A,” “Rule 415,” and “Rule 424” means Rule 144, Rule 144A, Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 4.6(a).

“Section 14 Filing” has the meaning set forth in Section 7.3.

“Securities” has the meaning set forth in the recitals.

“Securities Act” means the Securities Act of 1933, and the rules and regulations of the SEC promulgated thereunder, as from time to time amended.

“Short Sales” has the meaning set forth in Section 5.9.

“Solomon Options” means 70,000 stock option grants to purchase shares of the Common Stock under the EveryWare, Global, Inc. 2013 Omnibus Incentive Compensation Plan made to Samie Solomon in connection with his entry into an Employment Agreement with the Company dated as of June 9, 2014.

“Stockholder Meeting” has the meaning set forth in Section 7.3.

“Subsidiary” means any entity in which the Company, directly or indirectly, owns a majority of the outstanding equity and/or control.

“Term Loan Amendment” has the meaning set forth in the recitals.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), (ii) if the Common Stock is not listed or quoted on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not listed or quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that, in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) above, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, NASDAQ or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means, collectively, this Agreement, the schedules and exhibits attached hereto, and any and all agreements, certificates, instruments and other documents of any Company Party required thereby or executed in connection hereto (including the Warrants, the Lender Warrant Agreement, the COD, the Loan Amendments and the Registration Rights Agreement).

“Warrants” has the meaning set forth in the recitals.

“Warrant Shares” has the meaning set forth in the recitals.

(b) Rules of Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning set forth in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “, but not limited to,”, whether or not they are in fact followed by those words or words of like import. Except as the context may otherwise require, references to any agreement or contract are to that agreement or contract as amended or supplemented from time to time in accordance with the terms hereof and thereof; provided, however, that with respect to any agreement or contract listed on any Schedules hereto, all such amendments or supplements must also be listed in the appropriate Schedule. References to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder; provided, however, that for the purposes of the representations and warranties set forth herein, with respect to any violation or alleged violation of any statute, the reference to such statute means such statute as in effect at the time of such violation or alleged violation. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

2. Preferred Shares and Warrants; Purchase Price; Closing.

2.1. At the Closing, on the terms and subject to the conditions of this Agreement, each Investor, severally and not jointly, will purchase from the Company, and the Company will issue and sell to each Investor, such number of Preferred Shares and Warrants set forth on such Investor’s signature page to this Agreement.

2.2. The purchase price in respect of all the Preferred Shares and Warrants shall be an aggregate of $20,000,000 (the “Purchase Price”).

2.3. The purchase and delivery of the Preferred Shares and Warrants to be purchased by the Investors shall take place at the offices of Proskauer Rose LLP, 11 Times Square, New York, NY 10036, at a closing (the “Closing”) on the Closing Date.

2.4. At the Closing, the Company will deliver or cause to be delivered to each Investor:

(a) one or more stock certificates free and clear of all restrictive and other legends (except as expressly provided in Section 6.1) and evidencing the number of Preferred Shares set forth on such Investor’s signature page to this Agreement, registered in the name of such Investor;

(b) one or more Warrants free and clear of all restrictive and other legends (except as expressly provided in Section 6.1), issued in the name of such Investor, pursuant to which such Investor shall have the right to acquire such number of Warrant Shares set forth on such Investor’s signature page to this Agreement, registered in the name of such Investor;

(c) a certificate of an officer of the Company, dated the Closing Date (the “Company Certificate”), in the form attached hereto as Exhibit C; and

(d) a certificate of the Secretary of the Company, dated the Closing Date (the “Company Secretary’s Certificate”), in the form attached hereto as Exhibit D.

2.5. At the Closing, each Investor shall deliver or cause to be delivered to the Company:

(a) such Investor’s respective portion of the Purchase Price in respect of the Preferred Shares and Warrants being purchased by such Investor at the Closing, as set forth on (or otherwise calculated in accordance with) such Investor’s signature page to this Agreement, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to such Investor by the Company for such purpose at least one Business Day prior to such Closing; and

(b) a certificate of an officer of such Investor, dated the Closing Date (the “Investor Certificate”), in the form attached hereto as Exhibit E.

3. Additional Closing Deliverables. At or prior to the Closing:

3.1. Listing Approval. The Company will deliver to the Investors evidence that all the Warrant Shares shall have been approved for listing on NASDAQ, subject only to official notice of issuance.

3.2. Loan Amendments. The Company will deliver to the Investors copies of the Loan Amendments executed and delivered by the parties thereto.

3.3. COD. The Company will deliver evidence to the Investors that the COD has been filed with the Secretary of State of the State of Delaware and the COD has become effective.

3.4. Registration Rights Agreement. (a) The Company will deliver to the Investors a copy of the Registration Rights Agreement executed and delivered by the Company and the other parties thereto (other than the Investors); and (b) the Investors will deliver to the Company a copy of the Registration Rights Agreement executed and delivered by the Investors.

3.5. Fees and Expenses. The Company will pay to the Investors the Fees Due Upon Issuance.

3.6. Financial Projections. The Company will deliver to the Investors financial projections of the Company and its consolidated subsidiaries through December 31, 2016.

4. Representations and Warranties of the Company. Except as disclosed in the SEC Reports (excluding (1) any risk factor or similar disclosures contained in any such SEC report under the heading “Risk Factors” or any similar heading, (2) any disclosure of risks or other matters included in any “forward-looking statements” or any similar disclaimer, and (3) other statements that are cautionary, predictive or forward-looking in nature), the Company hereby represents and warrants as of the date hereof and as of the Closing Date to the Investors as follows:

4.1. Organization and Qualification. Each Company Party is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each Company Party is not in violation of any of the provisions of its certificate or articles of incorporation, by-laws or other organizational or charter documents (the “Charter Documents”). Each Company Party is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

4.2. Authorization; Enforcement. Each Company Party has the requisite power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by each Company Party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Company Party and no further consent or action is required by such Company Party, its board of directors (or similar governing body), members, managers, partners, stockholders or other equityholders (as applicable). Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by each Company Party and constitutes, or when delivered in accordance with the terms hereof will constitute, the valid and binding obligation of such Company Party enforceable against such Company Party in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

4.3. No Conflicts. The execution, delivery and performance of the Transaction Documents to which each Company Party is a party and the consummation by such Company Party of the transactions contemplated hereby and thereby do not, and will not, (a) conflict with or violate any provision of the Charter Documents, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice or lapse of time or both) of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of such Company Party under the terms or conditions of, any agreement, credit facility, debt or other instrument (evidencing such Company Party’s debt or otherwise) to which such Company Party is a party or by which any property or asset of such Company Party is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect, or (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Company Party is subject (including, assuming the accuracy of the representations and warranties of the Investors set forth in Section 5, federal and state securities laws and regulations and the rules and regulations of any self regulatory organization to which such Company Party or its securities are subject, including all applicable Trading Markets), or by which any property or asset of such Company Party is bound or affected.

4.4. Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens and will not be subject to preemptive or similar rights of stockholders. The Company shall authorize and reserve for issuance such shares of Common Stock such that there shall be reserved from the Company’s capital stock not less than the maximum number of Warrant Shares issuable on exercise of the Warrants. No vote of any class or series of capital stock of or any equity interests in or other securities of the Company is necessary to approve the issuance of the Preferred Stock and the Warrants. No vote of any class or series of capital stock of or any equity interests in or other securities of the Company is necessary to approve the issuance of the Warrant Shares except for the stockholder approval the Company will seek to obtain at the Stockholder Meeting.

4.5. Capitalization. The authorized, issued and outstanding capital stock of the Company as of April 14, 2014 is as set forth in the Company’s Annual Report on Form 10-Q for the quarter ended March 31, 2014 and filed with the SEC on May 15, 2014. As of the date hereof, 22,120,023 shares of Common Stock are issued and outstanding. Other than in the categories, and in the aggregate amount of Common Shares issuable in respect of each such category, as set forth on Schedule 4.5 and, other than the Warrants and Lender Warrants, as of the date hereof, the Company does not have outstanding as of the date hereof any options, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible or exercisable into or exchangeable for, and the Company has not entered into any agreement giving any Person any right to subscribe for or acquire, any Securities, Common Stock or Convertible Securities, or securities, rights or obligations convertible or exercisable into or exchangeable for any Securities, Common Stock or Convertible Securities. The issuance and sale of any Securities will not obligate the Company to issue Securities or Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under any securities issued by the Company (or in any agreement providing rights to security holders). To the knowledge of the Company, except as disclosed in the SEC Reports filed prior to the date hereof and any Schedules 13D or 13G filed with the SEC pursuant to Rule 13d-1 of the Exchange Act, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership in excess of 5% of the outstanding Common Stock, other than the Warrants and the Lender Warrants. As of the date hereof, the Warrant Shares represent 15% of the total number of shares of Common Stock outstanding (assuming the exercise of the Solomon Options, all the Warrants and all the Lender Warrants).

4.6. SEC Reports; Financial Statements.

(a) Other than the Company’s Current Report on Form 8-K dated as of February 28, 2104 and filed with the SEC on April 21, 2014, the Company has filed all reports required to be filed by it with the SEC under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since May 21, 2013, on a timely basis or has received a valid extension of such time of filing and has filed any such reports prior to the expiration of any such extension. Such reports filed by the Company with the SEC under the Exchange Act since May 21, 2013 and prior to the date hereof, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by the Company under the Exchange Act, whether or not any such reports were required, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports.”

(b) As of their respective dates (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing), the SEC Reports filed by the Company complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified therein pursuant to the rules and regulations of the SEC.

(c) The financial statements of the Company included in the SEC Reports comply in all material respects with the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing). Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year end audit adjustments.

4.7. Solvency. On the Closing Date immediately after giving effect to the transactions contemplated hereby to occur at or prior to the Closing, including the Loan Amendments, the Company will not be, Insolvent (as defined below). For purposes of this Section 4.7, “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, or (iii) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted immediately following the Closing.

4.8. No General Solicitation; Placement Agent’s Fees. Neither the Company nor any of its officers or directors, nor, to the Company’s knowledge, any of its Affiliates or any Person acting on its or his, her or their behalf, has engaged in any form of general solicitation or general advertising (as defined in Regulation D) in connection with the offer or sale of the Securities; provided, however, that no representation is made pursuant to this sentence with respect to the Investors or any of their Affiliates (other than the Company and its Subsidiaries). The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commission (other than for persons engaged by any Investors or their respective investment advisors) relating to or arising out of the issuance of the Securities pursuant to this Agreement. The Company shall pay, and hold the Investors harmless against, any liability, loss or expense (including reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Securities pursuant to this Agreement. The Company has not engaged any placement agent or other agent in connection with the offer, sale or issuance of the Securities.

4.9. Private Placement; Investment Company. Neither the Company nor any of its Affiliates nor any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (a) eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale by the Company of the Securities as contemplated hereby, or (b) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including under the rules and regulations of any Trading Market. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 5, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby. The sale and issuance of the Securities hereunder does not contravene the rules and regulations of any Trading Market on which the Common Stock is listed or quoted. The Company is not required to be registered as, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.10. Bad Actor. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act, except for an event to which Rule 506(d)(2)(ii-iv) or (d)(3) is applicable (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person.

4.11. Consents. Except as set forth on Schedule 4.11, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations set forth in items 1 and 2 of Schedule 4.11 have been obtained or effected on or prior to the Closing Date.

4.12. Compliance. Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (a) the Company is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) the Company is not in violation of any order of any court, arbitrator or governmental body, or (c) the Company is not and has not been in violation of any statute, rule or regulation of any governmental authority.

4.13. Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. During the 12 months prior to the date hereof, neither the Company nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

4.14. Sarbanes-Oxley Act. The Company is in compliance in all material respects with any applicable requirements of the Sarbanes-Oxley Act of 2002 and any applicable rules and regulations promulgated by the SEC thereunder.

4.15. Reliance by the Investors. The Company acknowledges that the Investors will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, covenants, agreements, acknowledgements and understandings of the Company set forth herein.

4.16. Subsidiary Rights. Other than pursuant the credit agreements of the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries is party to any agreement that would reasonably be expected to materially impair the right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

4.17. Proceedings Related to Transactions. No action, suit or proceeding by or before any court or any governmental body or authority, against the Company or any Subsidiary or pertaining to the transactions contemplated by the Securities Purchase Agreement or their consummation, has been instituted on or before the Closing Date, which action, suit or proceeding would, if determined adversely, have a Material Adverse Effect.

5. Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants to the Company as follows:

5.1. Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each Transaction Document to which such Investor is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Investor and no further consent or action is required by such Investor, its board of directors (or similar governing body), members, managers, partners, stockholders or other equityholders (as applicable). Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by such Investor and constitutes, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

5.2. No Public Sale or Distribution. Such Investor is acquiring the Securities in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Investor does not have a present arrangement to effect any distribution of Securities to or through any Person; provided, however, that by making the representations herein, such Investor does not agree to hold any of Securities for any minimum or other specific term and reserves the right to dispose of Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

5.3. Investor Status. At the time such Investor was offered the Securities, it was, and at the date hereof it is, a “qualified institutional buyer”, as defined in Rule 144A(a) under the Securities Act. Such Investor is not a registered broker-dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Regulatory Authority, Inc. (“FINRA”) or an entity engaged in the business of being a broker-dealer. Except as otherwise set forth on Schedule 5.3 hereto, such Investor is not affiliated with any broker-dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker-dealer.

5.4. General Solicitation. Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the Internet or presented at any seminar or any other general solicitation or general advertisement.

5.5. Experience of Each Investor. Such Investor, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor understands that it must bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

5.6. Access to Information. Such Investor acknowledges that it has been afforded: (a) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the Company’s business, management and financial affairs and terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (b) access to information (including material nonpublic information) about the Company and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (c) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Investor has evaluated the risks of investing in the Securities, understands there are substantial risks of loss incidental to the investment and has determined that it is a suitable investment for such Investor.

5.7. No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

5.8. No Conflicts. The execution, delivery and performance by such Investor of each Transaction Document to which it is a party and the consummation by such Investor of the transactions contemplated hereby and thereby will not (a) conflict with or violate any provision of the organizational documents of such Investor, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice or lapse of time or both) of, any agreement, indenture or instrument to which such Investor is a party or by which any property or asset of such Investor is bound or affected, or (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Investor is subject (including federal and state securities laws) or by which any property or asset of such Investor is bound or affected, except in the case of clauses (b) and (c) above, for such that are not material to the transactions contemplated by this Agreement and do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby.

5.9. Prohibited Transactions; Confidentiality. Such Investor has not, directly or indirectly, and no Person acting on behalf of or pursuant to any understanding with such Investor has, engaged in any purchases or sales in the securities, including derivatives, of the Company (including any Short Sales (a “Prohibited Transaction”) involving any of the Company’s securities) since the time that such Investor was first contacted by the Company, the Agent or any other Person regarding an investment in the Company. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with such Investor will engage, directly or indirectly, in any Prohibited Transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed. “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

5.10. Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

5.11. Legends. It is understood that, except as provided in Section 6.1, certificates evidencing the Securities will bear any legend as required by the Blue Sky laws of any state and a restrictive legend in substantially the form set forth in Section 6.1.

5.12. Residency. Such Investor is a resident of that jurisdiction specified below its address set forth on such Investor’s signature page to this Agreement.

5.13. Bad Actor. To the extent that any Investor is, prior to the Closing, a beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities, neither such Investor nor, to the knowledge of such Investor, any Affiliate of such Investor who is also the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities is subject to any Disqualifying Event that would cause the exemption provided for in Rule 506 under the Securities Act to be unavailable with respect to the issuance of the Warrants and the Preferred Shares.

5.14. No Additional Representations or Warranties. Except for the representations and warranties contained in the Transaction Documents, the Investors acknowledge that the Company makes no other express or implied representation or warranty with respect to the Company or any of its Subsidiaries in connection with any of the Transaction Documents.

6. Restrictions on Transfer

6.1. Securities Restrictive Legends.

(a) Certificates representing the Securities issued will bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form until such time as they are permitted to be removed under this Section 6 or applicable law:

THIS SECURITY[, AS WELL AS THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY,] HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY[, AS WELL AS THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY,] MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, (II) IN THE ABSENCE OF AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS, AS EVIDENCED (IF REQUIRED BY THE COMPANY) BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT, OR (III) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND A BROKER REPRESENTATION LETTER, IN EITHER CASE AS MAY BE APPLICABLE) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE COMPANY AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THIS SECURITY[, OR THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY]

(b) The Company shall maintain a copy of this Agreement and any amendments thereto on file in its principal offices, and will make such copy available during normal business hours for inspection to any party thereto or will provide such copy to each Investor or any transferee upon its or their request.

(c) Whenever the legend imposed by this Section 6.1 may be removed, as provided in Section 6.2, the respective holders of Securities for which such legend requirements have terminated shall be entitled to receive from the Company, at the Company’s expense, certificates representing Securities without such legend as provided in Section 6.2.

6.2. Notice of Transfer; Opinions of Counsel. Each holder of Securities bearing the restrictive legend set forth in Section 6.1 (a “Restricted Security”), with respect to any transfer of such Restricted Security, will give to the Company (a) notice describing the transferee and the circumstances, if any, necessary to establish the availability of an exemption from the registration or qualification requirements of the Securities Act or any applicable state securities law, and (b) upon reasonable request by the Company to such transferring holder at the expense of such holder, an opinion of counsel (which may be in-house counsel or outside counsel to an Investor or its investment adviser) in form and substance reasonably satisfactory to the Company to the effect that the proposed transfer of such Restricted Security may be effected without registration or qualification of such Restricted Security under the Securities Act or any applicable state securities law. If for any reason the Company (after having been furnished with the opinion requested to be furnished pursuant to this Section 6.2), shall fail to notify such holder within ten Business Days after such holder shall have delivered such opinion to the Company that, in its counsel’s opinion, the transfer may not be legally effective (the “Illegal Transfer Notice”), such holder thereupon will be entitled to transfer the Restricted Security as proposed. If (i) the holder of the Restricted Security delivers to the Company an opinion of counsel (which may be in-house counsel or outside counsel to an Investor or its investment adviser) which is in form and substance reasonably satisfactory to the Company that subsequent transfers of such Restricted Security will not require registration under the Securities Act or any applicable state securities law, and (ii) the Company does not provide the holders with an Illegal Transfer Notice as set forth above, the Company promptly following such contemplated transfer (and in any event within three Business Days), at the expense of such holder, will deliver new certificates for such Restricted Security which do not bear the Securities Act legend set forth in Section 6.1(a). The restrictions imposed by this Section 6 upon the transferability of any particular Restricted Security shall cease and terminate when such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 promulgated under the Securities Act. The holder of any Restricted Security, as to which the restrictions imposed by this Section 6 shall have terminated, shall be entitled to receive from the Company, at the expense of the Company, a new security of the same type but not bearing the restrictive Securities Act legend set forth in Section 6.1 and not containing any other reference to the restrictions imposed by this Section 6. Notwithstanding any of the foregoing, no opinion of counsel will be required to be rendered pursuant to this Section 6.2 with respect to the transfer of any securities on which the restrictive legend has been removed in accordance with this Section 6.2. As used in this Section 6.2, the term “transfer” encompasses any sale, transfer or other disposition of any securities referred to herein.

7. Covenants and Other Agreements.

7.1. Shares Issuable Upon Exercise. At any time that the Warrants are outstanding, the Company shall cause to be maintained all authorizations required for the issuance of a number of shares of Common Stock which the Company may be liable to issue upon exercise of the Warrants from time to time remaining outstanding, in accordance with the terms and conditions of the Warrants. All shares of Common Stock delivered upon exercise of the Warrants shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and non-assessable and free of any Lien and shall not be subject to any pre emptive rights or similar rights and shall rank pari passu in all respects with other existing Common Stock.

7.2. Issuance and Voting Limits. Unless and until the Company obtains any stockholder approval required by NASDAQ Listing Rule 5635 to permit full exercisability of the Warrants, the number of shares of Common Stock for which the Warrants will be exercisable will be limited to the number of shares of Common Stock that, when taken to together with all shares of Common Stock issued or issuable upon exercise of the Lender Warrants, would be equal to 19.9% of the outstanding shares of Common Stock as of the date of this Agreement.

7.3. The Stockholder Meeting. Promptly and within 20 days following the date hereof, the Company prepare and file with the SEC a proxy statement, as applicable, meeting the requirements of Section 14 of the Exchange Act (the “Section 14 Filing”) soliciting each such stockholders’ affirmative vote at the Stockholder Meeting for approval of the Company’s issuance of the Warrant Shares and the shares issuable upon exercise of the Lender Warrants. The Company promptly will respond to any comments to the Section 14 Filing from the SEC. The Company will hold a special meeting of stockholders of the Company to approve the issuance of the Warrant Shares and the shares issuable upon exercise of the Lender Warrants (the “Stockholder Meeting”) promptly following completion of review of the Section 14 Filing by the SEC (or confirmation by the SEC that it will not review the Section 14 Filing). The Board of Directors will recommend that all stockholders entitled to vote at the Stockholder Meeting approve all matters on which such stockholders are entitled to vote. The Stockholder Meeting will be conducted, the Section 14 Filing will be prepared and all required mailings to stockholders will be made, in accordance with SEC rules and regulations, other applicable Federal and state law, the rules and regulations of the NASDAQ, the Charter and the By-laws. Each of the Investors hereby irrevocably and unconditionally agrees that it shall (a) appear at the Stockholder Meeting or otherwise cause all the shares of Common Stock held by it as of the record date of the Stockholder Meeting to be counted as present thereat for purposes of calculating a quorum, and (b) vote (or cause to be voted) such shares in favor of approving the Company’s issuance of the Warrant Shares and the shares of Common Stock issuable upon exercise of the Lender Warrants and all other applicable transactions contemplated in this Agreement.

7.4. No Commitment for Additional Financing. The Company acknowledges and agrees that none of the Investors has made any representation, warranty, undertaking, commitment, covenant or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Preferred Shares as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (a) no statements, whether written or oral, made by any of the Investors or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (b) the Company shall not rely on any such statement by any of the Investors or its representatives, and (c) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Investor and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Investor shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

7.5. Form D; Blue Sky laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Investor promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Investors at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investors on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

7.6. Reporting Status. Without prior written consent of the Investors, until the date on which (a) the Investors shall have sold all the Warrant Shares, and (b) none of the Preferred Shares or Warrants is outstanding, the Company shall file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

7.7. Register of Preferred Shares and Warrants. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Shares and the Warrants in which the Company shall record the name and address of the Person in whose name the Preferred Shares and the Warrants have been issued (including the name and address of each transferee) and the number of Preferred Shares and Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Investor or its legal representatives.

7.8. No Amendment to Lender Warrant Agreement. The Company shall not consent to, or enter into, any amendment of or supplement to the Lender Warrant Agreement or any of the Lender Warrants without the prior written consent of the Investors, other than any amendment of the Lender Warrant Agreement not requiring the written consent of the majority of the registered holders of warrants thereunder in accordance with the first sentence of Section 8.8 of the Lender Warrant Agreement.

7.9. Listing of Warrant Shares. In the time and manner required by the Trading Market, the Company shall prepare and file with such Trading Market additional shares listing application covering all the Warrant Shares and shall use its best efforts to take all steps necessary to cause all of the Warrant Shares to be approved for listing on the Trading Market as promptly as possible thereafter.

7.10. Certain Transactions. The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), assumes (expressly or by operation of law) the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

7.11. Corporate Opportunities. The Company and the Investors acknowledge the provisions of Article IX of Charter, which provisions hereby are incorporated by reference in this Section 7.11.

8. Termination. This Agreement may be terminated by the Company or any Investor, by written notice to the other parties, if the Closing has not been consummated by the third Trading Day following the date of this Agreement; provided, however, that no termination may be made under this Section 8 if the failure to consummate the Closing by such date shall be caused by the breach or action or inaction of the party seeking to terminate this Agreement pursuant to this Section 8; provided further, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

9. Miscellaneous.

9.1. Public Communications. No press release or public announcement related to this Agreement or the transactions contemplated hereby shall be issued or made without the joint approval of the Investors and the Company, unless required by law, in which case the Investors and the Company, as applicable, shall have the right to review and comment on such press release or announcement prior to such issuance or making.

9.2. Fees and Expenses. The Company shall pay all fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities (including the issuance of the Warrant Shares). The Company shall reimburse the Investors for the reasonable fees and expenses Investor incurs in connection with the transactions contemplated hereby, including the investment in the Securities, the Stockholder Meeting, and the exercise of any registration rights under the Registration Rights Agreement. The amount to be reimbursed in connection with the investment in the Preferred Shares and Warrants is the amount of the Fees Due Upon Issuance. The Company and the Investors also acknowledge hereby that $1,2000,000 in Liquidation Value of the Preferred Shares is a fee for investing in the Preferred Shares, payable in additional Preferred Shares at Closing.

9.3. Indemnification.

(a) The Company Parties shall, notwithstanding any termination of this Agreement, indemnify and hold harmless, jointly and severally, each Investor, each Investor’s managers, members, stockholders, partners, other equity owners, officers, directors, successors, assigns, agents, attorneys and employees and each Person who controls such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or based on (a) any misrepresentation or breach of any representation or warranty made by a Company Party in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any agreement or obligation by a Company Party of any Transaction Document, or (c) any Proceeding in connection with, arising out of, or related to, any of the transactions contemplated by any of the Transaction Documents (including in connection with, arising out of, or related to, any of the matters to be voted on or approved at the Stockholder Meeting).

(b) Each Investor shall, notwithstanding any termination of this Agreement, indemnify and hold harmless, severally and not jointly, the Company, the Company’s managers, members, stockholders, partners, other equity owners, officers, directors, successors, assigns, agents, attorneys and employees and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or based on (a) any misrepresentation or breach of any representation or warranty made by such Investor in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (b) any breach of any agreement or obligation by such Investor of any Transaction Document.

9.4. Releases.

(a) As of the Closing Date, the Company hereby fully, finally, irrevocably and indefeasibly releases, acquits and forever discharges the Investor Released Parties from any and all Investor Released Claims of the Company against each such Investor Released Party. The Company (i) knowingly grants the release contemplated by this Section 9.4(a), notwithstanding that the Company may hereafter discover facts in addition to, or different from, those which the Company now knows or believes to be true, without regard to the subsequent discovery or existence of such different or additional facts, and even if the Investor Released Claims are not known or suspected to exist, and (ii) expressly waives (A) any assertion that the release contemplated by this Section 9.4(a) does not extend to Claims arising from conduct that occurred prior to the Closing and relating in any manner to the Investor Released Claims that the Company did not know or suspect to exist in its favor as of the Closing, which if known by it, would have materially affected the release contemplated by this Section 9.4(a), and (B) any and all rights that the Company may have under any applicable law that would limit the effect of the release contemplated by this Section 9.4(a). The Company will not commence, aid, or participate in (except to the extent required by law or by order or legal process issued by a court or governmental agency of competent jurisdiction) any Proceeding to the extent in connection with, arising out of, or related to any of the Investor Released Claims.

(b) As of the Closing Date, each Investor hereby fully, finally, irrevocably and indefeasibly releases, acquits and forever discharges the Company Released Parties from any and all Company Released Claims. Each Investor (i) knowingly grants the release contemplated by this Section 9.4(b), notwithstanding that such Investor may hereafter discover facts in addition to, or different from, those which such Investor now knows or believes to be true, without regard to the subsequent discovery or existence of such different or additional facts, and even if the Company Released Claims are not known or suspected to exist, and (ii) expressly waives (A) any assertion that the release contemplated by this Section 9.4(b) does not extend to Claims arising from conduct that occurred prior to the Closing and relating in any manner to the Company Released Claims that such Investor did not know or suspect to exist in its favor as of the Closing, which if known by it, would have materially affected the release contemplated by this Section 9.4(b), and (B) any and all rights that such Investor may have under any applicable law that would limit the effect of the release contemplated by this Section 9.4(b). Each Investor agrees that it shall not commence, aid, or participate in (except to the extent required by law or by order or legal process issued by a court or governmental agency of competent jurisdiction) any Proceeding to the extent in connection with, arising out of, or related to any of the Company Released Claims.

9.5. Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and each Investor will execute and deliver such further documents as may be reasonably requested in order to give effect to the transactions contemplated by the Transaction Documents.

9.6. Notices. All notices, consents, approvals, waivers or other communications (each, a “Notice”) required or permitted hereunder, except as herein otherwise specifically provided, shall be in writing and shall be: (i) delivered personally or by commercial messenger; (ii) sent via a recognized overnight courier service; (iii) sent by registered or certified mail, postage pre-paid and return receipt requested; or (iv) sent by facsimile transmission, provided confirmation of receipt is received by sender and the original Notice is sent or delivered contemporaneously by an additional method provided in this Section 9.6; in each case so long as such Notice is addressed to the intended recipient thereof as set forth below:

If to the Company:

EveryWare Global, Inc.

519 North Pierce Avenue

Lancaster, OH 43130

Attention: Legal Counsel

Facsimile: (740) 681-6455

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60614

Attention:   Richard W. Porter, P.C.

                   Carol Anne Huff

Facsimile:  (312) 862-2200

If to any Investor:

At its address on the signature page hereto.

with copies (which shall not constitute notice) to:

Proskauer Rose LLP

11 Times Square

New York, NY 10036

Attention: James P. Gerkis

Facsimile: (212) 969-2900

Proskauer Rose LLP

Three First National Plaza

70 West Madison, Suite 3800

Chicago, IL 60602

Attention: Mark K. Thomas

Facsimile: (312) 962-3551

Any party may change its address specified above by giving each party Notice of such change in accordance with this Section 9.6. Any Notice shall be deemed given upon actual receipt (or refusal of receipt).

9.7. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Investors or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

9.8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Investor. Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of the name and address of such transferee or assignee, and (iii) such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to an “Investor”.

9.9. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that (a) each party indemnified pursuant to Section 9.2 is an intended third-party beneficiary of Section 9.2 and (in each case) may enforce the provisions of Section 9.2 applicable to them directly against the parties with obligations thereunder, and (b) each Company Released Party and Investor Released Party is an intended third-party beneficiary of Section 9.4 and (in each case) may enforce the provisions of Section 9.4 applicable to them.

9.10. Governing Law; Venue; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND EACH OF THE INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY, PARENT AND EACH OF THE INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

9.11. Survival. The representations and warranties contained herein shall survive the Closing for a period of one year following the Closing Date. The covenants and agreements contained herein shall survive the Closing.

9.12. Execution. This Agreement may be executed with counterpart signature pages or in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterpart signature pages or counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart signature page or counterpart. If any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

9.13. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

9.14. Replacement of Stock Certificates. If any certificate or instrument evidencing any of the Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate or note affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement certificate or note.

9.15. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Investor and the Company will be entitled to specific performance under the Transaction Documents without the posting of any bond or other security. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

9.16. Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor hereunder or any Investor enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred and the Company shall remain liable for such payments.

9.17. Adjustments in Share Numbers and Prices. In the event of any stock split, reverse stock split, subdivision, combination, dividend, distribution, reorganization, recapitalization or other similar event affecting or relating to any of the Securities or Common Stock (or other securities or rights convertible or exercisable into or exchangeable for or entitling the holder thereof to receive directly or indirectly, Securities or Common Stock), occurring on or after the date hereof, each reference in any Transaction Document to a number of securities or a price per security shall be amended to appropriately account for such event.

9.18. Acknowledgement. The Company acknowledges that, notwithstanding anything in this Agreement to the contrary, the representations, warranties, covenants and agreements of the Company contained in this Agreement shall not be deemed waived by any investigation by Investor or any of its Associated Persons. The rights and remedies of the parties shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of any of the Transaction Documents, with respect to the accuracy or inaccuracy of or compliance with any representation, warranty, covenant, or agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Company:

EVERYWARE GLOBAL, INC.

By:	/s/ Sam A. Solomon
Name: Sam A. Solomon
Title: Chief Executive Officer

[Signature page to Securities Purchase Agreement]

Investors:

MONOMOY CAPITAL PARTNERS, L.P.

By:	Monomoy General Partner, L.P.
Its:	General Partner

By:	Monomoy Ultimate GP, LLC
Its:	General Partner

By:	/s/ Justin Hillenbrand
Name: Justin Hillenbrand
Its: Partner

Address: c/o Monomoy Capital Management, L.P.
142 West 57th Street, 17th floor
New York, NY 10019
Number of Preferred Shares: 13,071.354
Number of Warrant Shares: 2,736,354
Purchase Price: $12,331,466.04

MCP SUPPLEMENTAL FUND, L.P.

By:	Monomoy General Partner, L.P.
Its:	General Partner

By:	Monomoy Ultimate GP, LLC
Its:	General Partner

By:	/s/ Justin Hillenbrand
Name: Justin Hillenbrand
Its: Partner

Address: c/o Monomoy Capital Management, L.P
142 West 57th street, 17th floor
New York, NY 10019
Number of Preferred Shares: 406.361
Number of Warrant Shares: 85,067
Purchase Price: $383,359.43

[Signature page to Securities Purchase Agreement]

MCP EXECUTIVE CO-INVESTMENT FUND, L.P.

By:	Monomoy General Partner, L.P.
Its:	General Partner

By:	Monomoy Ultimate GP, LLC
Its:	General Partner

By:	/s/ Justin Hillenbrand
Name: Justin Hillenbrand
Its: Partner

Address: c/o Monomoy Capital Management, L.P
142 West 57th Street, 17th floor
New York, NY 10019
Number of Preferred Shares: 67.672
Number of Warrant Shares: 14,167
Purchase Price: $63,842.51

MONOMOY CAPITAL PARTNERS II, L.P.

By:	Monomoy General Partner II, L.P.
Its:	General Partner

By:	Monomoy Ultimate GP, LLC
Its:	General Partner

By:	/s/ Justin Hillenbrand
Name: Justin Hillenbrand
Its: Partner

Address: c/o Monomoy Capital Management, L.P
142 West 57th street, 17th floor
New York, NY 10019
Number of Preferred Shares: 7,419.617
Number of Warrant Shares: 1,553,221
Purchase Price: $6,999,638.98

[Signature page to Securities Purchase Agreement]

MCP SUPPLEMENTAL FUND II, L.P.

By:	Monomoy General Partner II, L.P.
Its:	General Partner

By:	Monomoy Ultimate GP, LLC
Its:	General Partner

By:	/s/ Justin Hillenbrand
Name: Justin Hillenbrand
Its: Partner

Address: c/o Monomoy Capital Management, L.P
142 West 57th Street, 17th floor
New York, NY 10019
Number of Preferred Shares: 234.996
Number of Warrant Shares: 49,194
Purchase Price: $221,694.34

[Signature page to Securities Purchase Agreement]

Exhibit A

Certificate of Designation of Series A Preferred Stock

Exhibit A

CERTIFICATE OF DESIGNATION

SERIES A SENIOR REDEEMABLE

PREFERRED STOCK

EVERYWARE GLOBAL, INC.

The undersigned, a duly authorized officer of EveryWare Global, Inc., a Delaware corporation (the “Corporation”), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with Section 151 of the General Corporation Law of the State of Delaware and pursuant to the authority conferred upon the Board of Directors by the Third Amended and Restated Certificate of Incorporation of the Corporation dated May 21, 2013 (the “Certificate of Incorporation”):

RESOLVED, that the Corporation be, and it hereby is, authorized to issue a new series of preferred stock, par value $0.0001 per share, as Series A Senior Redeemable Preferred Stock, with an initial value upon liquidation (“Liquidation Value”) upon issuance on July 30, 2014 (the “Issue Date”), in the aggregate, of up to $21,200,000 and does hereby in this Certificate of Designation (this “Certificate of Designation”) establish and fix and herein state and express the following designations, powers, preferences and rights:

1. Designation and Number. A series of preferred stock of the Corporation, par value $0.0001 per share (“Preferred Stock”), designated the Series A Senior Redeemable Preferred Stock (the “Series A Preferred Stock”), hereby is established. The number of shares of Series A Preferred Stock shall be 21,200.

2. Rank. The Series A Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets in the event of a Liquidation Event (as defined in Section 4), senior to all classes or series of common stock, par value $0.0001 per share (the “Common Stock”), of the Corporation, and senior to all other equity securities of the Corporation.

3. Dividends.

a. Commencing on the Issue Date, whether or not declared by the Board of Directors and whether or not there are funds legally available for the payment of dividends, cumulative dividends on each share of Series A Preferred Stock shall accrue on a daily basis in arrears at the rate of 15% per annum, compounded quarterly, on the then existing Liquidation Value thereof as of the most recent Dividend Payment Date. Dividends shall be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (a “Dividend Payment Date”), beginning with August 1, 2014. Prior to the date (the “Repayment Date”) on which the Corporation has fully repaid or otherwise discharged all its payment obligations, subject to any Reinstatement (as defined below) but excluding any contingent indemnification obligations not yet due and payable, under that certain Term Loan Agreement dated as of May 21, 2013 (as amended from time to time and not including any amendment in the nature of an extension or any refinancing of the indebtedness thereunder or pursuant thereto, the “Term Loan Agreement”), among Anchor Hocking, LLC, Oneida Ltd., Universal Tabletop, Inc., Deutsche Bank Securities Inc., Jefferies Finance LLC, Deutsche Bank AG, New York Branch and various lenders from time to time, dividends shall not be paid in cash and all amounts due on a share of Series A Preferred Stock shall be added to the Liquidation Value thereof. From and after the Repayment Date, dividends accruing from and after the Repayment Date shall be declared and paid in cash on the applicable Dividend Payment Date; provided, however, that if any payments made under the Term Loan Agreement are required to be rescinded or otherwise restored, whether as a result of any proceedings in bankruptcy or reorganization or otherwise (each such event, a “Reinstatement”), then for so long as the amounts of any such payments remain unsatisfied to the lenders under the Term Loan Agreement, the Repayment Date will be deemed to be suspended and no dividends shall be declared and paid in cash. Any dividends not declared and paid in cash for any reason on the applicable Dividend Payment Date, whether before, on or after the Repayment Date and whether before or following any Reinstatement, shall be added to the Liquidation Value on such Dividend Payment Date. Dividends payable for any period shall cumulate on a day-to-day basis and shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed.

b. Prior to the Repayment Date, no dividends will be declared and paid or declared and set apart for payment on any shares of Common Stock or other equity securities of the Corporation, including Preferred Stock, ranking junior to the Series A Preferred Stock as to dividends and as to the distribution of assets upon the occurrence of a Liquidation Event (“Junior Securities”).

c. From and after the Repayment Date, no dividends will be declared and paid or declared and set apart for payment on any Junior Securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is irrevocably set apart for such payment on the Series A Preferred Stock for all past dividend periods.

4. Liquidation Value.

a. On any date, the “Liquidation Value” per share of Series A Preferred Stock is an amount equal to the sum of (i) $1,000, plus (ii) all accrued and unpaid dividends thereon through such date, minus (iii) the amount of any dividends thereon actually declared and paid to the holders of Series A Preferred Stock in cash, which dividends previously increased the amount of such Liquidation Value pursuant to clause (ii) above.

b. Upon any voluntary or involuntary liquidation, dissolution, Change of Control or winding up of the affairs of the Corporation (a “Liquidation Event”), before any distribution or payment shall be made to the holders of Junior Securities, the holders of the Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount in cash equal to the Liquidation Value. Such amount shall be payable on the date of such Liquidation Event.

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c. “Change of Control” means the occurrence after the Issue Date of any of the following events: (i) the acquisition by any individual or “group” as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Monomoy Capital Management, L.P. or its Affiliated Companies (as defined in the Certificate of Incorporation)), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that individual or group to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of the Corporation’s directors (except that such individual or group will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); (ii) the amalgamation, consolidation, conversion or merger of the Corporation with or into any other corporation, company, business concern, firm, trust, other entity or person (each, a “Person”), other than any such amalgamation, consolidation, conversion or merger in which the stockholders of the Corporation immediately prior to such amalgamation, consolidation, conversion or merger continue to hold at least a majority of the voting power of such Person in substantially the same proportions immediately after such amalgamation, consolidation, conversion or merger; (iii) the sale, lease, transfer, license or conveyance of all or substantially all of the business or assets of the Corporation; or (iv) the recapitalization or reorganization of or otherwise involving the Corporation, other than any such recapitalization or reorganization in which the stockholders of the Corporation immediately prior to such recapitalization or reorganization continue to hold at least a majority of the voting power in the Corporation or any successor Person resulting from such recapitalization or reorganization in substantially the same proportions immediately after such recapitalization or reorganization.

d. If, upon any such Liquidation Event, the net assets of the Corporation distributable among the holders of all outstanding shares of the Series A Preferred Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation shall be distributed among the holders of the Series A Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

5. Redemption.

a. Unless prohibited by Delaware law with respect to distributions to stockholders, the Corporation may, at its option, subject to the notice requirements below, redeem shares of Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to 105% of the Liquidation Value of such shares.

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b. The written notice shall be sent by or on behalf of the Corporation, by first class mail, postage prepaid, to the holders of record of the shares of Series A Preferred Stock to be redeemed at their respective addresses as they shall appear on the records of the Corporation, not less than 60 days prior to the date of redemption (i) notifying such holders of the election of the Corporation to redeem such shares of Series A Preferred Stock and of the date of redemption, and (ii) stating the place or places at which the shares of Series A Preferred Stock called for redemption shall, upon presentation and surrender of the certificates evidencing such shares of Series A Preferred Stock, be redeemed, and the redemption price therefor.

6. Voting Rights.

a. Holders of the Series A Preferred Stock will not have any voting rights, except as set forth below in Section 6(b).

b. Without the prior consent of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding, given in writing or by vote at a meeting of stockholders called for such purpose, the Corporation will not:

(i) authorize, create or issue, or increase the number of authorized or issued shares of, any Series A Preferred Stock or any other class or series of Preferred Stock;

(ii) authorize, create or issue, or increase the number of authorized or issued shares of, any other capital stock of the Corporation of any class or series, except for Common Stock;

(iii) either (A) declare or pay (or declare and set aside for payment of) any dividend or make any distribution on or in respect of any class or series of stock of the Corporation, whether in cash, property or otherwise, or (B) purchase or redeem, or permit any subsidiary of the Company to purchase or redeem, any Junior Security, or pay or make available any monies for a sinking fund for the purchase or redemption of any Junior Security;

(iv) amend, alter or repeal any of the provisions of the Certificate of Incorporation, including the terms of the Series A Preferred Stock, the by-laws of the Corporation or the charter or by-laws of any subsidiary of the Corporation;

(v) enter into any transaction or series of transaction that would result in a Change of Control;

(vi) amalgamate, consolidate, convert or merge with another Person, or enter into or form any partnership or joint venture or acquire any shares of stock or other equity securities in any other Person; or

(vii) authorize or adopt any stock option, stock incentive or other equity incentive plan (each, an “Equity Plan”); increase the number of options or securities (including equity-like and phantom equity securities) available for grant or

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issuance under any Equity Plan; grant any allocation of options or securities (including equity-like and phantom equity securities) under any Equity Plan; amend or supplement any Equity Plan; or authorize or issue any options or securities (including equity-like and phantom equity securities) that are in the nature of incentive compensation outside of an Equity Plan.

provided, however, that during the continuance of an Event of Default (as defined in the Term Loan Agreement), which has not been either waived or cured, no such prior consent of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding shall be required for any the items set forth above in this Section 6(b).

7. Information Rights. For so long as any shares of Series A Preferred remain outstanding, the Corporation shall furnish to each holder of shares of Series A Preferred:

a. promptly after the same are available and in any event within 120 days after the end of each fiscal year of the Corporation, (i) the annual operating budget of the Corporation as approved by the Board of Directors, and (ii) audited financial statements for the Corporation, including, but not limited to, statements of income and stockholders’ equity and cash flow from the beginning of such fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail, and accompanied by an opinion thereon of an independent certified public accounting firm selected by the Corporation, which opinion shall state that such statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in accordance with GAAP; provided, however, that to the extent that the Corporation timely files the information required by clause (ii) of this Section 7.a. with the United States Securities and Exchange Commission in compliance with applicable securities laws, the Corporation shall be deemed to have satisfied the requirements of such clause (ii).

b. promptly after the same are available and in any event within 45 days after the end of each fiscal quarter of the Corporation, unaudited financial statements for the Corporation, including, but not limited to, (i) statements of income and stockholders’ equity and cash flow from the beginning of such fiscal quarter to the end of such fiscal quarter and from the beginning of the applicable fiscal year to the end of such fiscal quarter and (ii) the balance sheet as at the end of such fiscal quarter, all prepared in accordance with GAAP applicable to interim financial statements generally and applied on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments and recognizing that such statements need not contain footnotes similar in nature to the footnotes contained in any annual financial statement. Such quarterly financial statements shall set forth a comparison of the figures for the current fiscal period and the current year-to-date period, with the figures for the same fiscal period and year-to-date period of the immediately preceding fiscal year; provided, however, that to the extent that the Corporation timely files the information required by this Section 7.b. with the United States Securities and Exchange Commission in compliance with applicable securities laws, the Corporation shall be deemed to have satisfied the requirements of such Section 7.b..

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c. promptly after the same are provided to the Board of Directors (or any executive committee thereof), (i) monthly operating financial reports of the Corporation, including without limitation all operating financial information provided and flash reports by segment (which shall include without limitation gross sales, operating margins and similar information for such period), and (ii) unaudited financial statements for the Corporation including, but not limited to, (A) statements of income and stockholders’ equity and cash flow for such month and from the beginning of the applicable fiscal year to the end of such month; and (B) the balance sheet as at the end of such month, all prepared in accordance with GAAP applicable to interim financial statements generally and applied on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments and recognizing that such statements need not contain footnotes similar in nature to the footnotes contained in any annual financial statement. Such monthly financial statements shall set forth a comparison of the figures for the current fiscal period and the current year-to-date period, with the figures for the same fiscal period and year-to-date period of the immediately preceding fiscal year; and

d. any additional information as may be reasonably requested by the holders of shares of Series A Preferred Stock.

8. Status of Redeemed and Reacquired Shares of Series A Preferred Stock. If any shares of Series A Preferred Stock shall be redeemed pursuant to Section 5, or otherwise reacquired by the Corporation, the shares so redeemed or reacquired shall become authorized but unissued shares of Preferred Stock, without designation as to series or class and available for future issuance and reclassification by the Corporation.

9. Short Sales. By acceptance of any shares of Series A Preferred Stock, each holder thereof agrees that, for so long as such holder remains a holder of Series A Preferred Stock, such holder shall not engage in any Short Sales of the Common Stock. “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

10. Severability. If any preference, voting power, restriction, limitation as to dividends or other distributions, qualification, term or condition of redemption or other term of the Series A Preferred Stock is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, then, to the fullest extent permitted by law, all other preferences, voting powers, restrictions, limitations as to dividends, qualifications, terms or conditions of redemption and other terms of the Series A Preferred Stock which can be given effect without the invalid, unlawful or unenforceable preference, voting power, restriction, limitation as to dividends or other distributions, qualification, term or condition of redemption or other term of the Series A Preferred Stock shall remain in full force and effect and shall not be deemed dependent upon any other such preference, voting power, restriction, limitation as to dividends or other distributions, qualification, term or condition of redemption or other term of the Series A Preferred Stock unless so expressed herein.

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IN WITNESS WHEREOF, the undersigned, being duly authorized, does hereby affirm that this Certificate of Designation is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto set his hand as of this 30th day of July, 2014.

EVERYWARE GLOBAL, INC.

By:	/s/ Sam Solomon
Sam Solomon
Chief Executive Officer

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Exhibit B

Form of Warrant

Exhibit B

FORM OF WARRANT

THIS SECURITY, AS WELL AS THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY, HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY, AS WELL AS THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY, MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, (II) IN THE ABSENCE OF AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS, AS EVIDENCED (IF REQUIRED BY THE COMPANY) BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT, OR (III) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND A BROKER REPRESENTATION LETTER, IN EITHER CASE AS MAY BE APPLICABLE) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE COMPANY AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THIS SECURITY, OR THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY

EVERYWARE GLOBAL, INC.

WARRANT

Warrant No. [ ]	Dated: July 30, 2014

EVERYWARE GLOBAL, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, [Name of Holder] or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [                    ] shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an initial exercise price equal to $0.01 per share, at any time during the period (the “Exercise Period”) commencing on the date hereof and terminating at 5:00 p.m., New York City time on July 30, 2021 (the “Expiration Date”). This Warrant (this “Warrant”) is one of a series of similar warrants issued pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Investors identified therein (the “Purchase Agreement”). All such warrants are referred to herein, collectively, as the “Warrants.” The term “Warrant Price” as used in this Warrant shall mean the exercise price per share at which Common Stock may be purchased at the time a Warrant is exercised. The Warrant Price and the number of Warrant Shares may be adjusted from time to time in accordance with Section 5.

1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the respective meanings given to such terms in the Purchase Agreement.

2. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Warrant Register also shall set forth the address of the record Holder, as provided by such record Holder to the Company. The Company may deem and treat the registered Holder of record of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Company shall register in the Warrant Register.the exercise (pursuant to Section 4) or the transfer (pursuant to Section 6) of all or any portion of this Warrant.

3. Duration of Warrants. This Warrant may be exercised only during the Exercise Period commencing on the date hereof and terminating at 5:00 p.m., New York City time on the Expiration Date. Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, that the Company shall provide at least 20 days’ prior written notice of any such extension to Registered Holders of the Warrants; provided further that any such extension shall be identical in duration among all the Warrants and the warrants issued to the lenders (the “Lender Warrants”) under the Company’s term loan pursuant to the Waiver and Amendment No. 1 dated as of July 30, 2014, to the Term Loan Agreement dated as of May 21, 2013, among Anchor Hocking, LLC, Oneida Ltd., Universal Tabletop, Inc., Deutsche Bank Securities Inc., Jefferies Finance LLC Deutsche Bank AG, New York Branch and various lenders from time to time party thereto entered into concurrently with the execution of the Purchase Agreement.

4. Exercise of Warrants and Issuance of Warrant Shares

(a) Exercise. This Warrant may be exercised by the Holder hereof by surrendering it to the Company, with an exercise notice, in the form attached hereto (the “Exercise Notice”), appropriately completed and duly executed, and by paying in full the Warrant Price for each full Warrant Share as to which this Warrant is exercised as follows:

(i) with respect to the exercise of any Warrant on a “cash basis”, by wire transfer of immediately available funds, in good certified check or good bank draft payable to the order of the Company; provided, that the Holder provides the information on the Exercise Notice that is reasonably necessary for the Company to issue the Warrant Shares in compliance with U.S. federal securities law; or

(ii) with respect to the exercise of any Warrant on a “cashless basis” by surrendering such Warrant for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying such Warrant or any portion thereof being exercised (at the election of the Holder), multiplied by the difference between the Fair Market Value and the Warrant

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Price by (y) the Fair Market Value. “Fair Market Value” means (A) at any time the Common Stock is listed or quoted for trading on the New York Stock Exchange, the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, OTC Bulletin Board or any other national securities exchange (each, an “Exchange”), the average last sale price of a share of Common Stock for the ten trading days ending on the third trading day prior to the date on which notice of exercise of such Warrant is sent to the Company (the “Exercise Date”); or (B) at any time the Common Stock is not listed or quoted for trading on an Exchange, the fair market value of a share of Common Stock as shall be determined by the Board of Directors of the Company (the “Board”) in its good faith judgment;

provided, however, that notwithstanding the foregoing, the issuance of shares of Common Stock or other securities upon the exercise of any Warrant shall be made without charge to the Holder for any issue or other tax in respect thereof; provided further, however if at any time the Common Stock is not a “covered security” under Section 18(b) of the Securities Act, the Company may, at its option, require any exercise of Warrants to be made on a “cashless basis.”

(b) Issuance of Common Stock on Exercise. As soon as practicable after the exercise of this Warrant and the clearance of the funds in payment of the Warrant Price (if payment is on a “cash basis” pursuant to Section 4(a)(i)), the Company shall issue to the Holder of such Warrant a certificate or certificates for the number of full shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new warrant to purchase Common Stock, of like tenor, having the same date and form as this Warrant and otherwise having the same terms and conditions as this Warrant (any such new warrant, a “New Warrant”), for the number of Warrant Shares as to which such Warrant shall not have been exercised. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of any Warrant as required pursuant to the terms hereof.

(c) Valid Issuance. All Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable, and free and clear of all Liens. For purposes hereof, “Lien” means any mortgage, lien (statutory or otherwise), charge, pledge, hypothecation, conditional sales agreement, adverse claim, title retention agreement or other security interest, encumbrance or other title defect in or on any interest or title of any vendor, lessor, lender or other secured party to or of such person or entity under any conditional sale, trust receipt or other title retention agreement with respect to any property or asset of such person or entity. At any time that the Warrants are outstanding, the Company shall cause to be maintained all authorizations required for the issuance of a number of shares of Common Stock which the Company may be liable to issue upon exercise of the Warrants from time to time remaining outstanding, in accordance with the terms and conditions this Warrant. All shares of Common Stock delivered upon exercise of the Warrants shall be

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newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and non-assessable and free of any Lien and shall not be subject to any preemptive rights or similar rights and shall rank pari passu in all respects with other existing Common Stock.

(d) Date of Issuance. Each person or entity in whose name any certificate for Common Stock is issued shall for all purposes be deemed to have become the holder of record of such Common Stock on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the share transfer books of the Company are closed, such person or entity shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open. The Company shall, upon request of the Holder, use its reasonable best efforts to cause the ownership of the Warrant Shares to be recorded upon exercise in book entry form rather than through the issuance of physical stock certificates (provided that such book entry interests will continue to bear any required restrictive legends).

(e) Issuance Limits. Notwithstanding the foregoing, unless and until the Company obtains any stockholder approval required by NASDAQ Listing Rule 5635 to permit full exercisability of the Warrants, the number of shares of Common Stock for which the Warrants will be exercisable will be limited to the number of shares of Common Stock that, when taken to together with all shares of Common Stock issued or issuable upon exercise of the Lender Warrants, would be equal to 19.9% of the outstanding shares of the Common Stock as of the date of this Warrant.

(f) Listing of Warrant Shares. In the time and manner required by any Exchange on which the Common Stock is listed or quoted for trading on the date in question (the “Trading Market”), the Company shall prepare and file with such Trading Market additional shares listing application covering all the Common Stock issuable upon exercise of the Warrants and shall use its reasonable best efforts to take all steps necessary to cause all of the Common Stock issuable upon exercise of the Warrants to be approved for listing on the Trading Market at all times.

5. Certain Adjustments. The number of Warrant Shares issuable upon exercise of this Warrant, as well as the Warrant Price, is subject to adjustment from time to time as set forth in this Section 5.

(a) Split-Ups. If after the date hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in Common Stock, or by a split-up or sub-division of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up, sub-division or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in the outstanding shares of Common Stock, subject to the provisions of Section 5(g).

(b) Other Distributions. If after the date hereof, the Company makes a distribution (a “Distribution”) to the holders of its Common Stock (other than in connection with the liquidation, dissolution or winding up of the Company) of any asset (including cash or

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evidence of its indebtedness) or security (including any subscription right) (the total value of the assets or securities so distributed, the “Distribution Amount”) other than a distribution referred to in Section 5(a), then the Company shall distribute to the holder of each Warrant the portion of the Distribution Amount which a holder of the number of shares of Common Stock for which such Warrant is exercisable immediately prior to the Distribution would have owned or received immediately after and as a result of such Distribution.

(c) Aggregation of Shares. If after the date hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding Common Stock, subject to the provisions of Section 5(g).

(d) Replacement of Securities upon Reorganization, etc. In case of any recapitalization, reclassification or reorganization of the outstanding Common Stock (other than a change under Section 5(a), Section 5(b) or Section 5(c) or that solely affects the par value of such Common Stock), or in the case of any amalgamation, conversion, merger or consolidation of the Company with or into another corporation or other entity (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any recapitalization, reclassification or reorganization of the outstanding Common Stock), or in the case of any sale, lease, license, transfer or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, liquidated or wound up, the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such recapitalization, reclassification, reorganization, amalgamation, conversion, merger or consolidation, or upon a dissolution, liquidation or winding up following any such sale, lease, license, transfer or conveyance, that the holder of the Warrants would have received if such holder had exercised his, her or its Warrant(s) immediately prior to such event (the “Alternative Issuance”); provided, however, that (i) if the holders of the Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such amalgamation, conversion, merger or consolidation, or upon a dissolution, liquidation or winding up following any such sale, lease, license, transfer or conveyance, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Common Stock in such amalgamation, conversion, merger or consolidation, or upon a dissolution, liquidation or winding up following any such sale, lease, license, transfer or conveyance, that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of

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which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding Common Stock, the holder of a Warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 5. If any recapitalization, reclassification or reorganization also results in a change in Common Stock covered by both Section 5(a) or Section 5(c) and this Section 5(d), then such adjustment shall be made pursuant to both Section 5(a) or Section 5(c) and this Section 5(d). The provisions of this Section 5(d) shall similarly apply to successive recapitalizations, reclassifications, reorganizations, amalgamations, conversions, mergers or consolidations, sales, leases, licenses, transfers, conveyances and other similar transactions, and the Company shall not effect any such transaction unless, prior to the consummation thereof, the successor person or entity (if other than the Company) resulting from such transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and reasonably satisfactory to the majority in interest of the Holders, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Registered Holder shall be entitled to receive upon exercise of the Warrants held by them. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 5(d), the Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained herein instead of giving effect to the provisions contained in this Section 5(d) with respect to the Warrants.

(e) Warrant Price Adjustment. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Section 5(a) or Section 5(c), the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and (ii) the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter.

(f) Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of Warrant Shares issuable upon exercise of this Warrant, the Company shall give prompt written notice thereof to the Holder, which notice shall state the increase or decrease, if any, in the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at the Warrant Price, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 5(a), 5(b), 5(c) or 5(d), the Company shall give written notice of the occurrence of such event to each holder of a Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event. In the event: (i) that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other

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distribution, to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; (ii) of any recapitalization or reorganization of the Company, any reclassification of the Common Stock of the Company, any amalgamation, conversion, consolidation or merger of the Company with or into another person or entity, or sale, lease, license, transfer or conveyance of all or substantially all of the Company’s assets to another person or entity; or (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, and in each such case, the Company shall send or cause to be sent to the Holder at least 20 days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, or other right, and a description of such dividend, distribution or other right to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, amalgamation, conversion, consolidation, merger, sale, lease, license, transfer, conveyance, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such recapitalization, reorganization, reclassification, amalgamation, conversion, consolidation or merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to this Warrant and the Warrant Shares. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(g) No Fractional Shares. Notwithstanding any provision contained herein to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 5, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, at its option either (i) round up to the nearest whole number, the number of shares of Common Stock to be issued to such holder or (ii) in lieu of such fractional share interests, pay to such holder an amount in cash equal to the product obtained by multiplying (x) the fractional share interest to which such holder would otherwise be entitled by (y) the Fair Market Value on the exercise date.

(h) No Change to Warrant. This Warrant need not be changed because of any adjustment pursuant to Section 5.

(i) Other Events. If any event shall occur affecting the Company as to which none of the provisions of preceding subsections of this Section 5 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 5, then the Board shall make an appropriate adjustment in the Warrant Price and the number of shares of Common Stock issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 5; provided, that no such adjustment pursuant to this Section 5(i) shall increase the Warrant Price or decrease the number of shares of Common Stock issuable as otherwise determined pursuant to this Section 5.

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(j) Other Warrants. In no event will any adjustment, comparable to those in this Section 5, be made to the Lender Warrants unless such adjustment is made pursuant to this Section 5 on the same terms to all outstanding Warrants. The immediately preceding sentence shall not be in limitation of, or otherwise affect, the other provisions of this Section 5.

6. Transfers.

(a) Assignment Form; Registration. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, subject to Section 6(b). The Company shall register the transfer, from time to time, of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed (each, an “Assignment Form”), to the Company at its address specified herein. Upon any such registration of transfer, a New Warrant evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of any New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

(b) Opinion. In connection with any such transfer, upon reasonable request by the Company to such transferring Holder at the expense of such Holder, such Holder will give to the Company an opinion of counsel (which may be in-house counsel or outside counsel to such Holder or its investment adviser) in form and substance reasonably satisfactory to the Company to the effect that the proposed transfer of such Warrant may be effected without registration or qualification of such Warrant under the Securities Act or any applicable state securities law.

(c) Exchange of Warrants. This Warrant may be surrendered to the Company, together with a written request for exchange or transfer into different denominations, and thereupon the Company shall issue in exchange therefor one or more New Warrants as requested by the Holder of this Warrant so surrendered, representing an equal aggregate number of Warrant Shares, registered in the name of such surrendering holder.

(d) Fractional Warrants. The Company shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a fraction of a warrant.

(e) Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

(f) Closing of Transfer Books. The Company will at no time close its transfer books against the transfer of any Warrant in any manner which interferes with the timely exercise hereof.

7. Other Provisions Relating to Rights of Holders of Warrants.

(a) No Rights as Stockholder; Limitation on Liability. A Warrant does not entitle the Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends or other distributions (except as provided in Section 5), exercise any preemptive rights to vote or to consent or to receive notice as

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stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of any Holder, shall give rise to any liability of any Holder for the Warrant Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

(b) Lost, Stolen, Mutilated, or Destroyed Warrants. If this Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as it may in its reasonable discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a New Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such New Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

(c) Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued Common Stock that shall be sufficient to permit the exercise in full of all outstanding Warrants.

(d) No Impairment. The Company will not, by amendment of its governing documents or through any recapitalization, reclassification, reorganization, amalgamation, conversion, merger, consolidation, or through any sale, lease, license, transfer, conveyance of its assets, or through any other similar transactions, or through any dissolution, liquidation, winding up of the Company or through issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holders against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock issuable upon exercise of any Warrant above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares Common Stock upon the exercise of this Warrant, and (iii) will not close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.

8. Charges, Taxes and Expenses. The Company shall from time to time promptly pay any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense that may be imposed upon the Company in respect of the issuance or delivery of Common Stock to the registered holder thereof upon the exercise of the Warrants, including such taxes imposed pursuant to Section 4, but the Company shall not be obligated to pay any transfer taxes associated with transfers by the Holder of any Warrants or Warrant Shares.

9. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns. The Company will not amalgamate, merge, convert or consolidate with or into, or sell, transfer, license or lease all or substantially all of its property or

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assets to, any other party unless the successor, transferee, licencee or lessee party, as the case may be (if not the Company), assumes (expressly or by operation of law) the due and punctual performance and observance of each and every covenant and condition of this Agreement and the Warrants to be performed and observed by the Company. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any person or entity other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.

10. Notices. All notices, statements or other documents which are required or contemplated by this Warrant (including without limitation the delivery of any Exercise Notice or Assignment Form, the surrender of this Warrant and the issuance of any New Warrant) to be given, delivered or made by the Company or the hold of any Warrant to the other shall be in writing (each a “Notice”) and shall be: (a) delivered personally or by commercial messenger; (b) sent via a recognized overnight courier service; (c) sent by registered or certified mail, postage pre-paid and return receipt requested; or (d) sent by facsimile transmission, provided confirmation of receipt is received by sender and the original Notice is sent or delivered contemporaneously by an additional method provided in this Section 10; in each case so long as such Notice is addressed to the intended recipient thereof as set forth below:

If to the Company:

EveryWare Global, Inc.

519 North Pierce Avenue

Lancaster, OH 43130

Attention: Chief Executive Officer

                     General Counsel

Facsimile: 740-681-6455

If to the Holder:

At its address set forth in the Warrant Register.

Any party may change its address specified above by giving each party Notice of such change in accordance with this Section 10. Any Notice shall be deemed given upon actual receipt (or refusal of receipt).

11. Applicable Law. The validity, interpretation, and performance of this Warrant shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

10

12. Persons Having Rights under this Warrant. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Holders of the Warrants any right, remedy, or claim under or by reason of this Warrant or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Holders of the Warrants, each of whom are third party beneficiaries of this Warrant.

13. Effect of Headings. The section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

14. Amendment and Waiver. This Warrant may be amended by the Company without the consent of any Holder for the purpose of curing any immaterial ambiguity, or curing, correcting or supplementing any immaterial defective provision contained herein. All other modifications or amendments, including any amendment to increase the Warrant Price, change the number of shares of Common Stock issuable upon exercise of the Warrants or shorten the Exercise Period, shall require the written consent of the holders of then outstanding Warrants then exercisable into a majority of the shares of Common Stock issuable upon exercise of all then outstanding Warrants. Notwithstanding the foregoing, the Company may extend the duration of the Exercise Period pursuant to Section 3 without the consent of the majority of the shares of Common Stock issuable upon exercise of all then outstanding Warrants; provided, however, that any such extension also shall be applicable on the same terms to all the Warrants and the Lender Warrants.

15. Miscellaneous.

(a) This Warrant shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

(b) If the Company fails to perform, comply with or observe any covenant or agreement to be performed, complied with or observed by it under this Warrant, the Holder may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Warrant or for an injunction against the breach or threatened breach of any such term or in aid of the exercise of any power granted in this Warrant or to enforce any other legal or equitable right, or to take any one or more of such actions. The Company hereby agrees that the Holder shall not be required or otherwise obligated to, and hereby waives any right to demand that such Holder, post any performance or other bond in connection with the enforcement of its rights and remedies hereunder. The Company agrees to pay all reasonable fees, costs, and expenses, including, without limitation, fees and expenses of attorneys, accountants and other experts retained by the Holder, and all reasonable fees, costs and expenses of appeals, incurred or expended by the Holder in connection with the enforcement of this Warrant or the collection of any sums due hereunder, whether or not suit is commenced.

11

None of the rights, powers or remedies conferred under this Warrant shall be mutually exclusive, and each right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Warrant or now or hereafter available at law, in equity, by statute or otherwise.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGE FOLLOWS

12

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

EVERYWARE GLOBAL, INC.

By:

Name:

Title:

13

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To EveryWare Global, Inc.:

The undersigned is the Holder of Warrant No.          (the “Warrant”) issued by EveryWare Global, Inc., a Delaware corporation (the “Company”), which accompanies this Exercise Notice. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.	The Warrant is currently exercisable to purchase a total of Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.

3.	The Holder intends that payment of the Warrant Price shall be made as (check one):

             “Cash Basis” under Section 4(a)(i)

             “Cashless Basis” under Section 4(a)(ii)

4.	If the holder has elected a Cash Exercise, the holder shall pay the sum of $ to the Company in accordance with the terms of the Warrant.

5.	To the extent that the Holder intends the payment of the Warrant Price to be made on a “Cash Basis” (pursuant to Item 3 above), the Holder confirms to the Company the following checked representations and agreements are true as of the date hereof:

     It is acquiring Warrant Shares whose issuance upon exercise of the Warrant has been registered on an effective registration statement under the Securities Act.

OR

     It (A) is an “accredited investor” within the meaning of Rule 501(a)(1) under the Securities Act OR (B) either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrant Shares, and has so evaluated the merits and risks of such investment; AND

     It is acquiring the Warrant Shares for itself and does not intend to re-offer or re-sell the Warrant Shares in connection with a distribution; AND

     It understands that each Warrant Share is characterized as “restricted security” under the U.S. federal securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering and that under U.S. federal securities laws and applicable regulations the Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances; AND

     It is understood that certificates evidencing the Warrant Shares will bear any legend as required by the Blue Sky laws of any state and a restrictive legend in substantially the form set forth in the Purchase Agreement (as defined in the Warrant).

6.	Pursuant to this exercise, the Company shall deliver to the holder Warrant Shares in accordance with the terms of the Warrant.

7.	Following this exercise, the Warrant shall be exercisable to purchase a total of Warrant Shares.

Dated: ,	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

ACKNOWLEDGED AND AGREED TO this day of , 201 EVERYWARE GLOBAL, INC.

By:
Name:
Title:

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                          the right represented by the within Warrant to purchase                  shares of Common Stock of EveryWare Global, Inc. to which the within Warrant relates and appoints              attorney to transfer said right on the books of EveryWare Global, Inc. with full power of substitution in the premises.

In connection with any transfer of this Warrant, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and is making the transfer pursuant to one of the following:

[Check One]

(1)      to the Company; or

(2)      to an “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)); or

(3)      pursuant to the exemption from registration provided by Rule 144 under the Securities Act or pursuant to another exemption available under the Securities Act; or

(4)      Pursuant to an effective registration statement under the Securities Act.

and unless the box below is checked, the undersigned confirms that such Warrant is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”):

☐	The transferee is an Affiliate of the Company.

Dated:                     ,

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

Exhibit C

EVERYWARE GLOBAL, INC.

OFFICER’S CERTIFICATE

In connection with the issuance and sale by EveryWare Global, Inc., a Delaware corporation (the “Company”) of an aggregate of 21,200 shares of the Company’s Series A Preferred Stock, par value $0.0001 per share and warrants to purchase 4,438,004 shares of the Company’s common stock, par value $0.0001 per share, pursuant to the Securities Purchase Agreement dated as of July 30, 2014 (the “Securities Purchase Agreement”), among the Company and the Investors named therein, the undersigned, Sam Solomon, in his capacity as Chief Executive Officer of the Company, hereby certifies to the Investors on behalf of the Company that:

1.	The representations and warranties of the Company set forth in Section 4 of the Securities Purchase Agreement are true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date.

2.	The Company has performed and complied with, in all material respects, all covenants and agreements, and satisfied all conditions, required by the Transaction Documents to be performed, complied with or satisfied by it at or prior to the Closing.

3.	Trading in the Common Stock has not been suspended by the SEC or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of the Securities Purchase Agreement, and the Common Stock has been at all times since such date listed for trading on a Trading Market.

Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Securities Purchase Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has affixed his signature hereto this 30th day of July, 2014.

EveryWare Global, Inc.

By:
Name: Sam Solomon
Title: Chief Executive Officer

[Signature page to Officer’s Certificate]

Exhibit D

EVERYWARE GLOBAL, INC.

SECRETARY’S CERTIFICATE

The undersigned, Erika Schoenberger, Secretary of EveryWare Global, Inc., a Delaware corporation (the “Company”), hereby certifies that she has been duly elected, qualified and is acting in such capacity and that, as such, she is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, in connection with the issuance and sale of an aggregate of 21,200 shares (the “Preferred Shares”) of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Preferred Stock”) and warrants (the “Warrants”) to purchase 4,438,004 shares (the “Warrant Shares” and, together with this Preferred Shares and the Warrants, the “Securities”)) of the Company’s common stock, par value $0.0001 per share pursuant to the Securities Purchase Agreement dated July 30, 2014 (the “Securities Purchase Agreement”), among the Company and the Investors named therein, to the Investors, that:

1.	Attached hereto as Annex A is a true and correct copy of the Certificate of Incorporation of the Company as in full force and effect on the date hereof and as certified by the Secretary of State of the State of Delaware (the “Charter”). No amendment or other modification affecting the Charter has been filed, recorded or executed other than as shown in such Annex A, and no authorization for the filing, recording or execution of any such amendment or modification is outstanding, and no legally binding action has been taken or, to the knowledge of the undersigned, is pending or is contemplated for the merger of the Company into another company, or for the consolidation or sale of all or a material part of the assets or business of the Company, or for the dissolution, liquidation or winding up of the Company or threatening the existence of the Company.

2.	Attached hereto as Annex B is a true and correct copy of the By-Laws of the Company as in full force and effect on the date hereof (the “Bylaws”). To the knowledge of the undersigned, no proposal for any amendment to the Bylaws of the Company is currently pending before the Board of Directors of the Company (the “Board of Directors”).

3.	Attached hereto as Annex C are true and correct copies of resolutions adopted at a meeting of the Board of Directors on July 30, 2014 approving the transactions contemplated by the Securities Purchase Agreement, and the other Transaction Documents and the issuance of the Securities. The foregoing resolutions adopted in the actions taken by unanimous written consent were duly adopted in accordance with Delaware law and the Charter and Bylaws. The foregoing resolutions adopted in the actions taken by written consent have not been repealed or amended and are in full force and effect. No other resolutions or consents have been adopted by the Board of Directors or any committee of the Board of Directors relating to the transactions contemplated by the Securities Purchase Agreement. Each person executing each consent as a member of the Board of Directors was, and at all times since the date of such consent has been, a duly elected and incumbent member of the Board of Directors.

4.	The persons whose names appear on Annex D are duly qualified and acting officers of the Company, duly elected or appointed to the offices set forth opposite their respective names, and the signature set opposite the names of the officers are their authentic signatures.

Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Securities Purchase Agreement.

[Remainder of This Page Left Intentionally Blank]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 30th day of July, 2014.

Erika Schoenberger
Secretary

I, Sam Solomon, the Chief Executive Officer of the Company, hereby certify that Erika Schoenberger is the duly elected, qualified and acting Secretary of the Company and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 30th day of July, 2014.

Sam Solomon
Chief Executive Officer

[Signature page to Secretary’s Certificate]

CHARTER

BYLAWS

RESOLUTIONS OF THE BOARD OF DIRECTORS

Name	Office	Signature
Sam Solomon	Chief Executive Officer

Erika Schoenberger	Secretary

Bernard Peters	Chief Financial Officer

Exhibit E

Everyware Global, Inc.

Investor Officer’s Certificate

In connection with the issuance and sale by EveryWare Global, Inc., a Delaware corporation, (the “Company”) of an aggregate of 21,200 shares of the Company’s Series A Preferred Stock, par value $0.0001 per share and warrants to purchase 4,438,004 shares of the Company’s common stock, par value $0.0001 per share pursuant to the Securities Purchase Agreement dated as of July 30, 2014 (the “Securities Purchase Agreement”), among the Company and the Investors named therein, the undersigned, Andrea Cipriani, in her capacity as the Chief Financial Officer and Chief Compliance Officer of [INVESTOR] (the “Investor”), hereby certifies to the Company on behalf of the Investor that:

1.	The representations and warranties of the Investor set forth in Section 5 of the Securities Purchase Agreement are true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date.

2.	The Investor has performed and complied with, in all material respects, all agreements and conditions contained in the Securities Purchase Agreement required to be performed or complied with prior to or at the Closing.

Capitalized terms used herein and not defined herein shall have the respective meanings assigned to such terms in the Securities Purchase Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has affixed his signature hereto this 30th day of July, 2014.

[INVESTOR]

By
Name:
Title:

[Signature page to Investor Officer’s Certificate]

Schedule 4.5

Capitalization

Shares of Common Stock underlying outstanding options	234,563.00
Shares of Common Stock underlying outstanding warrants	5,838,334.00

Schedule 4.11

Consents

1.	The filing of the COD with the Secretary of State of the State of Delaware

2.	Approval of the Warrant Shares for listing on NASDAQ and upon official notice of issuance

3.	The stockholder approval contemplated by Section 7.3

4.	Consents, authorization, orders, filings and registrations in connection with the exercise of any registration rights set forth in the Registration Rights Agreement

Schedule 5.3

Broker-Dealer Affiliations

None.